INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Base Ten Systems, Inc. on Form S-3 of our report dated February 6, 1998 appearing in the Annual Report on Form 10-K of Base Ten Systems, Inc. for the year ended October 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP
Parsippany, New Jersey
August 18, 2000